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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 9, 2001 (except for the matters discussed in Notes 2, 6 and 20 of Notes to Consolidated Financial Statements, as to which the date is April 16, 2001) for Friendly Ice Cream Corporation and subsidiaries included in this Form 10-K into Friendly Ice Cream Corporation's previously filed Registration Statement (File Nos. 333-40195, 333-40197 and 333-40199) on
Form S-8.

Hartford, Connecticut
April 16, 2001